UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment 4
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Renewable Fuel Corp
(Exact name of registrant in our charter)

Nevada	2860	26-0892819
(State or Other Jurisdiction of	(SIC Code)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

7251 WEST LAKE MEAD BOULEVARD SUITE 300
LAS VEGAS, NEVADA 89128
(Address of Principal Executive Offices including Zip Code)

702-989-8978
(Issuer's Telephone Number)

Registered Agent Solutions
4625 W. Nevso Drive, Suite 2
Las Vegas NV 89103
(888) 705-7274
(Name, address and telephone number of agent for service)

SEC File No. 333-170542

(Name of address of agent for service of process)

Approximate date of commencement of proposed sale to the public: As soon as practicable from time to time after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee [1] [2]
Common Stock offered by our Selling Stockholders [3]	3,451,196	$1.00	$3,451,196	$246.08

TOTAL	3,451,196	$1.00	$3,451,196	$246.08

(1) Estimated in accordance with Rule 457(a) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.

(2) Calculated under Section 6(b) of the Securities Act of 1933 as .0000713 of the aggregate offering price.

(3) Represents shares of the registrant’s common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither we nor the selling stockholders are soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Section 607.0850 of the Nevada Statutes, the Registrant has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our By-laws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT
SEC Registration Fee*	$246
Legal Fees and Expenses	18,000
Accounting Fees and Expenses*	40,000
Miscellaneous*	4,500
Total*	$62,746

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

Common Stock

Shares Issued for Cash

2007

6,500,000 shares of common stock were issued for $650,400 cash with various prices per share of $0.00049 and $0.11429 to 2 individuals. We sold 812,500 shares to the founder William Van Vliet U.S. citizen, and 5,687,500 shares to Soligress Sdn. Bhd. non U.S. citizen, for aggregate consideration of $650,400.

2009

1,819,500 shares of common stock were issued for $1,819,500 cash with per share of $1.00 to 12 individuals. We sold 627,500 shares to Chin Lai Har non U.S. citizen, 200,000 shares to Eow Chai Huat non U.S. citizen, 40,000 shares to Teh Phei Leng non U.S. citizen, 68,000 shares to Rajinder Kaur A/P Piara Singh non U.S. citizen, 270,000 shares to Boon Shin Hai non U.S. citizen, 113,000 shares to Tan Kah Heng non U.S. citizen, 178,000 shares to Ang Tin Shian non U.S. citizen, 50,000 shares to Francis Ng non U.S. citizen, 196,000 shares to Chan Moi Yong non U.S. citizen, 10,000 shares to Tan Kwang Lai non U.S. citizen, 30,000 shares to Ng Teik Lee non U.S. citizen, and 37,000 share to Kong Kow Min non U.S. citizen, for aggregate consideration of $1,819,500.

2010

851,985 shares of common stock were issued for $851,985 cash with per share of $1.00 to 25 individuals. We sold 583,985 shares to Chin Lai Har non U.S. citizen, 25,000 shares to Au Wai Yee non U.S. citizen, 25,000 shares to Lim Yoke Feng non U.S. citizen, 10,000 shares to Pua Choon Lan non U.S. citizen, 20,000 shares to Ng Aik Hoon non U.S. citizen, 10,000 shares to Tan Oon Huat non U.S. citizen, 10,000 shares to Edna Clemente Encarnacion non U.S. citizen, 10,000 shares to Luisito Santos Encarnacion non U.S. citizen, 50,000 shares to Maureen Clarin non U.S. citizen, 10,000 shares to Chye Siew Chin non U.S. citizen, 10,000 shares to Chong Yee Ken non U.S. citizen, 10,000 shares to Chong Yee Seong non U.S. citizen, 10,000 shares to Thomas Tay Nguen Cheong non U.S. citizen, 10,000 shares to Tan Kia Huan non U.S. citizen, 10,000 shares to Kam Poh Fun non U.S. citizen, 10,000 shares to Chong Kon Keong non U.S. citizen, 10,000 shares to Chin Chee Weng non U.S. citizen, 1,000 shares to Liau Kee Leong non U.S. citizen, 1,000 shares to Khoo Chin Hoe non U.S. citizen, 1,000 shares to Mohammad Ibrahim B Abdul Talib non U.S. citizen, 5,000 shares to Eow Cheng Siew non U.S. citizen, 5,000 shares to Eow Chye Beng non U.S. citizen, 5,000 shares to Eow Cheng Lan non U.S. citizen, 5,000 shares to Eow Chye Gee non U.S. citizen, and 5,000 shares to Eow Sue Ling non U.S. citizen, for aggregate consideration of $851,985.

As at May 18, 2011

238,067 shares of common stock were issued for $238,067 cash with per share of $1.00 to 1 individual. We sold 238,067 shares to Chin Lai Har non U.S. citizen, for aggregate consideration of $238,067.

Shares Issued for Services

2007

1,460,000 vested shares of common stock were issued to William Van Vliet for his employment of service, having a fair value of $146,000, based on a nominal value of $1.00 per share.

3,650,000 vested shares of common stock option to purchase were issued to William Van Vliet for his employment of service, having a fair value of $319,697, based on a nominal value of $0.10 per share.

3,600,000 (3,200,000 outstanding) unvested shares of common stock option to purchase were issued to 5 individuals for their employment of service, having a fair value of $318,000, based on a nominal value of $0.10 per share. We issued 1,200,000 shares common stock option to purchase to Richard Henderson U.S. citizen, 600,000 shares common stock option to purchase to Joseph Putegnat U.S. citizen, 600,000 shares common stock option to purchase to David Slater U.S. citizen, 600,000 shares common stock option to purchase to Steve Braasch U.S. citizen, and 600,000 shares common stock option to purchase to Cho Nam Sang non U.S. citizen.

2008

2,601,594 vested shares of common stock were issued to William Van Vliet for his employment of service, having a fair value of $187,315, based on a nominal value of $0.07 per share.

6,503,984 vested shares of common stock option to purchase were issued to William Van Vliet for his employment of service, having a fair value of $413,653, based on a nominal value of $0.07 and $1.00 per share for 6,045,400 shares and 458,584 shares respectively.

2009

531,075 vested shares of common stock were issued to William Van Vliet for his employment of service, having a fair value of $531,075, based on a nominal value of $1.00 per share.

150,000 vested shares of common stock were issued to Williams Law Group, P.A. for the consultation service agreement, having a fair value of $150,000, based on a nominal value of $1.00 per share.

1,327,693 vested shares of common stock option to purchase were issued to William Van Vliet for his employment of service, having the fair value of $760,787, based on a nominal value of $1.00 per share.

2010

17,040 vested shares of common stock were issued to William Van Vliet for his employment of service, having a fair value of $17,040 based on a nominal value of $1.00 per share.

15,000 shares of common stock were issued to Patti Halladay, Intersource Recruiting for their Recruitment services rendered, having a fair value of $15,000 based on a nominal value of $1.00 per share.

135,000 shares of common stock were issued to Susan Georgen-Saad for her Independent Contractor Agreement, having a fair value of $135,000, based on a nominal value of $1.00 per share.

42,597 vested shares of common stock option to purchase were issued to William Van Vliet for his employment of service, having a fair value of $24,410, based on a nominal value of $1.00 per share.

As at May 18, 2011

4,759 vested shares of common stock were issued to William Van Vliet for his employment of service, having a fair value of $4,759 based on a nominal value of $1.00 per share.

11,900 vested shares of common stock option to purchase were issued to William Van Vliet for his employment of service, having a fair value of $8,417, based on a nominal value of $1.00 per share.

Shares Issued in Conversion of other liabilities

2009

2,622,766 shares of common stock were issued upon conversion of a $2,490,995 liability to 8 individuals who had previously made advances to the Company and certain of its subsidiaries. The shares were valued at $0.94 per share and $1.00 per share for 2,061,570 shares and 561,196 shares respectively. We sold 999,889 shares to Chin Lai Har non U.S. citizen, 761,681 shares to Chiam Swee Ann non U.S. citizen, 100,000 shares to Coral Intoil Sdn. Bhd. non U.S. citizen, 200,000 shares to Muhammad Nashri Yong B Abdullah non U.S. citizen, 200,000 shares to Tneo Tong Seng non U.S. citizen, 200,000 shares to Goh Chin Yong non U.S. citizen, 18,196 shares to Teh Phei Leng non U.S. citizen, and 143,000 shares to Lim Suan non U.S. citizen, for the aggregate consideration of $2,490,995.

Shares Issued in Exchange of Ownership

2007

We entered into a Share Exchange Agreement with Bio-Aspect Sdn. Bhd. (“Bio-Aspect”), and Exquisite Foresight Sdn. Bhd (“Exquisite”), two Malaysian entities that owned 100% of the outstanding shares of Plant Biofuels Corporation Sdn Bhd (“PBC”) in Malaysia.  Under this Share Exchange Agreement, we acquired all of the issued and outstanding shares of common stock PBC, in exchange for which we issued an aggregate of 73,000,000 shares of our common stock, 51,100,000 shares to Bio-Aspect, and 21,900,000 shares to Exquisite.

2008

We entered into a share exchange agreement with Caerus, Ltd., a British West Indies corporation, which was the sole shareholder of Bio Refining Industries, Inc. (“BRII”).  We issued 120,908,000 shares of our common stock to Caerus or its designees in exchange for all of the issued and outstanding shares of common stock of BRII.

2010

We entered into a Share Exchange Agreement with Dakap Capaian Sdn. Bhd. (“Dakap”), Bio-Aspect, Exquisite, and PBC, four Malaysian entities.  Under this Share Exchange Agreement, we exchanged 51% of the issued and outstanding shares of common stock PBC to Dakap, in return Bio-Aspect and Exquisite exchanged 26,061,000 and 11,169,000 shares of common stock RFC respectively.

Series A Preferred Stock

Shares Issued in Conversion of other liabilities

2008

917,168 shares of our Series A Preferred Stock to an investor in a privately negotiated transaction at a price of $10.00 per share.  The Series A Preferred Stock is convertible, subject to certain adjustments, on a one (1) share of Preferred Stock into ten (10) one shares of common stock basis, into shares of our common stock.

2009

2,211,166 shares of our Series A Preferred Stock to an investor in a privately negotiated transaction at a price of $10.00 per share.  The Series A Preferred Stock is convertible, subject to certain adjustments, on a one (1) share of Preferred Stock into ten (10) one shares of common stock basis, into shares of our common stock. The investor also issued with warrants to purchase on the consideration of the Company upon public, the first 10 days stock weighted average price was below $1.00 per share.

Issuances of the Company’s common stock during the six months ended March 31, 2011, included the following:

Shares Issued for Cash

278,942 shares of common stock were issued for $278,942 cash with per share of $1.00 to 1 individuals. We sold 278,942 shares to Chin Lai Har non U.S. citizen for aggregate consideration of $278,942.

Shares Issued for Services

5,577 vested shares of common stock were issued to William Van Vliet for his employment of service, having a fair value of $5.577, based on a nominal value of $1.00 per share.

13,944 vested shares of common stock option to purchase were issued to William Van Vliet for his employment of service, having a fair value of $9,862.26, based on a nominal value of $1.00 per share.

Issuances of the Company’s common stock during the twelve months ended September 30, 2010, included the following:

Shares Issued for Cash

1,156,971 shares of common stock were issued for $1,156,971 cash with per share of $1.00 to 25 individuals. We sold 888,971 shares to Chin Lai Har non U.S. citizen, 25,000 shares to Au Wai Yee non U.S. citizen, 25,000 shares to Lim Yoke Feng non U.S. citizen, 10,000 shares to Pua Choon Lan non U.S. citizen, 20,000 shares to Ng Aik Hoon non U.S. citizen, 10,000 shares to Tan Oon Huat non U.S. citizen, 10,000 shares to Edna Clemente Encarnacion non U.S. citizen, 10,000 shares to Luisito Santos Encarnacion non U.S. citizen, 50,000 shares to Maureen Clarin non U.S. citizen, 10,000 shares to Chye Siew Chin non U.S. citizen, 10,000 shares to Chong Yee Ken non U.S. citizen, 10,000 shares to Chong Yee Seong non U.S. citizen, 10,000 shares to Thomas Tay Nguen Cheong non U.S. citizen, 10,000 shares to Tan Kia Huan non U.S. citizen, 10,000 shares to Kam Poh Fun non U.S. citizen, 10,000 shares to Chong Kon Keong non U.S. citizen, 10,000 shares to Chin Chee Weng non U.S. citizen, 1,000 shares to Liau Kee Leong non U.S. citizen, 1,000 shares to Khoo Chin Hoe non U.S. citizen, 1,000 shares to Mohammad Ibrahim B Abdul Talib non U.S. citizen, 5,000 shares to Eow Cheng Siew non U.S. citizen, 5,000 shares to Eow Chye Beng non U.S. citizen, 5,000 shares to Eow Cheng Lan non U.S. citizen, 5,000 shares to Eow Chye Gee non U.S. citizen, and 5,000 shares to Eow Sue Ling non U.S. citizen, for aggregate consideration of $1,156,971.

Shares Issued for Services

23,141 vested shares of common stock were issued to William Van Vliet for his employment of service, having a fair value of $23,141, based on a nominal value of $1.00 per share.

150,000 vested shares of common stock were issued to Williams Law Group, P.A. for the consultation service agreement, having a fair value of $150,000, based on a nominal value of $1.00 per share.

15,000 shares of common stock were issued to Patti Halladay, Intersource Recruiting for their Recruitment services rendered, having a fair value of $15,000 based on a nominal value of $1.00 per share.

135,000 shares of common stock were issued to Susan Georgen-Saad for her Independent Contractor Agreement, having a fair value of $135,000, based on a nominal value of $1.00 per share.

57,850 vested shares of common stock option to purchase were issued to William Van Vliet for his employment of service, having a fair value of $33,149, based on a nominal value of $1.00 per share.

Additional Sales

During the period from October 1, 2010 through December 31, 2010, the Company had sold 149,514 shares of common stock at $1.00 per share to 1 individual for gross proceeds of $149,514. We sold 149,514 shares to Chin Lai Har non U.S. citizen, for the aggregate consideration $149,514.

During the period from January 1, 2011 through January 31, 2011, the Company had sold 32,247 shares of common stock were issued for $32,247 cash with per share of $1.00 to 1 individual. We sold 32,247 shares to Chin Lai Har non U.S. citizen, for the aggregate consideration of $32,247.

Issuances of the Company’s common stock during the twelve months ended September 30, 2009, included the following:

Shares Issued for Cash

1,365,000 shares of common stock were issued for $1,365,000 cash with per share of $1.00 to 12 individuals. We sold 173,000 shares to Chin Lai Har non U.S. citizen, 200,000 shares to Eow Chai Huat non U.S. citizen, 40,000 shares to Teh Phei Leng non U.S. citizen, 68,000 shares to Rajinder Kaur A/P Piara Singh non U.S. citizen, 270,000 shares to Boon Shin Hai non U.S. citizen, 113,000 shares to Tan Kah Heng non U.S. citizen, 178,000 shares to Ang Tin Shian non U.S. citizen, 50,000 shares to Francis Ng non U.S. citizen, 196,000 shares to Chan Moi Yong non U.S. citizen, 10,000 shares to Tan Kwang Lai non U.S. citizen, 30,000 shares to Ng Teik Lee non U.S. citizen, and 37,000 share to Kong Kow Min non U.S. citizen, for aggregate consideration of $1,365,000.

Shares Issued for Services

521,985 vested shares of common stock were issued to William Van Vliet for his employment of service, having a fair value of $521,985, based on a nominal value of $1.00 per share.

1,304,968 vested shares of common stock option to purchase were issued to William Van Vliet for his employment of service, having a fair value of $747,765, based on a nominal value of $1.00 per share.

Shares Issued in Conversion of liabilities

2,622,766 shares of common stock were issued upon conversion of a $2,490,995 liability to 8 individuals who had previously made advances to the Company and certain of its subsidiaries. The shares were valued at $0.94 per share and $1.00 per share for 2,061,570 shares and 561,196 shares respectively. We sold 999,889 shares to Chin Lai Har non U.S. citizen, 761,681 shares to Chiam Swee Ann non U.S. citizen, 100,000 shares to Coral Intoil Sdn. Bhd. non U.S. citizen, 200,000 shares to Muhammad Nashri Yong B Abdullah non U.S. citizen, 200,000 shares to Tneo Tong Seng non U.S. citizen, 200,000 shares to Goh Chin Yong non U.S. citizen, 18,196 shares to Teh Phei Leng non U.S. citizen, and 143,000 shares to Lim Suan non U.S. citizen, for the aggregate consideration of $2,490,995.

Additional Sales

During the period from October 1, 2009 through December 31, 2009, the Company had sold 454,500 shares of common stock at $1.00 per share to 1 individual for gross proceeds of $454,500. We sold 454,500 shares to Chin Lai Har non U.S. citizen, for the aggregate consideration $454,500.

During the period from January 1, 2010 through November 9, 2010, the Company had sold 851,985 shares of common stock were issued for $851,985 cash with per share of $1.00 to 25 individuals. We sold 583,985 shares to Chin Lai Har non U.S. citizen, 25,000 shares to Au Wai Yee non U.S. citizen, 25,000 shares to Lim Yoke Feng non U.S. citizen, 10,000 shares to Pua Choon Lan non U.S. citizen, 20,000 shares to Ng Aik Hoon non U.S. citizen, 10,000 shares to Tan Oon Huat non U.S. citizen, 10,000 shares to Edna Clemente Encarnacion non U.S. citizen, 10,000 shares to Luisito Santos Encarnacion non U.S. citizen, 50,000 shares to Maureen Clarin non U.S. citizen, 10,000 shares to Chye Siew Chin non U.S. citizen, 10,000 shares to Chong Yee Ken non U.S. citizen, 10,000 shares to Chong Yee Seong non U.S. citizen, 10,000 shares to Thomas Tay Nguen Cheong non U.S. citizen, 10,000 shares to Tan Kia Huan non U.S. citizen, 10,000 shares to Kam Poh Fun non U.S. citizen, 10,000 shares to Chong Kon Keong non U.S. citizen, 10,000 shares to Chin Chee Weng non U.S. citizen, 1,000 shares to Liau Kee Leong non U.S. citizen, 1,000 shares to Khoo Chin Hoe non U.S. citizen, 1,000 shares to Mohammad Ibrahim B Abdul Talib non U.S. citizen, 5,000 shares to Eow Cheng Siew non U.S. citizen, 5,000 shares to Eow Chye Beng non U.S. citizen, 5,000 shares to Eow Cheng Lan non U.S. citizen, 5,000 shares to Eow Chye Gee non U.S. citizen, and 5,000 shares to Eow Sue Ling non U.S. citizen, for aggregate consideration of $851,985.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

●	None of these issuances involved underwriters, underwriting discounts or commissions.
●	Restrictive legends were and will be placed on all certificates issued as described above.
●	The distribution did not involve general solicitation or advertising.
●	The distributions were made only to accredited investors or investors who were sophisticated enough to evaluate the risks of the investment who understood the speculative nature of their investment.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

●	None of these issuances involved underwriters, underwriting discounts or commissions;
●	We placed Regulation S required restrictive legends on all certificates issued;
●	No offers or sales of stock under the Regulation S offering were made to persons in the United States;
●	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

●	Access to all our books and records.
●	Access to all material contracts and documents relating to our operations.
●	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

3.1*	Articles of Incorporation
3.2*	Bylaws
4.1*	Specimen Stock Certificate – Common Stock
4.2*	Certificate of Designation of Rights and Preferences of Series A Preferred Stock
4.3*	Series A Preferred Stock Supplemental Agreement/Oilcorp Warrants
4.4*	Eow Chai Huat Warrants
5.1 *	Legal Opinion – Williams Law Group, P.A.
10.1*	Soligress Memorandum of Understanding
10.2*	Employment Agreement – William VanVliet
10.3*	Employment Agreement – Richard S. Henderson
10.4*	Consulting Agreement – Richard S. Henderson
10.5*	Employment Agreement – Cho Nam Sang
10.6*	Share Exchange Agreement with Bio-Aspect Sdn. Bhd. and Exquisite Foresight Sdn. Bhd.
10.7*	Share Exchange Agreement with Caerus Ltd.
10.8*	Subscription Agreement with OilCorp Berhad
10.9*	Plant Offshore Group Limited Subscription Agreement and Investor Questionnaire
10.10*	Credit Facility Agreement
10.11*	PBC Transfer Agreement
10.12*	INDONESIAN PLANT 1 PLANT CONTRACT
10.13*	INDONESIAN PLANT 2 PLANT CONTRACT
10.14*	INDONESIAN PLANT 2 PLANT CONTRACT - SUPPLEMENTAL
10.15*	MALAYSIAN PLANT CONTRACT
10.16*	MALAYSIAN PLANT CONTRACT - SUPPLEMENTAL 1
10.17*	MALAYSIAN PLANT CONTRACT - SUPPLEMENTAL 2
10.18*	MALAYSIA BIODIESEL PRODUCTION LICENSE
10.19*	INDONESIA BIODIESEL PRODUCTION LICENSE 1 - (INDONESIAN)
10.20*	INDONESIA BIODIESEL PRODUCTION LICENSE 1 - (ENGLISH)
10.21*	INDONESIA BIODIESEL PRODUCTION LICENSE 2 - (INDONESIAN)
10.22*	INDONESIA BIODIESEL PRODUCTION LICENSE 2 - (ENGLISH)
10.23*	INDONESIA BIODIESEL PRODUCTION LICENSE 1 - RENEWAL - (INDONESIAN)
10.24*	INDONESIA BIODIESEL PRODUCTION LICENSE 1 - RENEWAL - (ENGLISH)
10.25*	INDONESIA BIODIESEL PRODUCTION LICENSE 2 - RENEWAL (INDONESIAN)
10.26*	INDONESIA BIODIESEL PRODUCTION LICENSE 2 - RENEWAL (ENGLISH)
10.27*	CREDIT FACILITY AGREEMENT - MODIFICATION
10.28 *	PBC-BPMB - Facilities Agreement
10.29 *	Desmet
10.30 *	VPC Valuation
10.31**	VPC Appraisal
21*	Subsidiaries
23.1 *	Consent of PMB Helin Donovan
24.4 *	Consent – Williams Law Group, P.A. [Included in Exhibit 5.1]

* Previously filed
** Filed herewith

All other Exhibits called for by Rule 601 of Regulation S-1or SK are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and By-Laws.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Las Vegas NV on July 12, 2011 .

Renewable Fuel Corp.

RENEWABLE FUEL CORP
A Nevada corporation
Date: July 12, 2011
	By:	/s/ William VanVliet
William VanVliet
	Its:	Chairman and Chief Executive Officer

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

RENEWABLE FUEL CORP
A Nevada corporation
Date: July 12, 2011
	By:	/s/ William VanVliet
William VanVliet
	Its:	Chairman and Chief Executive Officer

Date: July 12, 2011
	By:	/s/ Cho Nam Sang
Cho Nam Sang
Director and Principal Financial/Accounting Officer

Date: July 12, 2011
	By:	/s/ Richard S. Henderson
Richard S. Henderson
President and Director

Date: July 12, 2011
	By:	/s/ Tan Yee Hean
Tan Yee Hean
Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes William VanVliet and Richard S. Henderson, and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therein.

Date: July 12, 2011
By:
/s/ William VanVliet
William VanVliet
	Its:	Chairman and Chief Executive Officer

Date: July 12, 2011
By:
/s/ Cho Nam Sang
Cho Nam Sang
Director and Principal Finance/Accounting Officer

Date: July 12, 2011
By:
/s/ Richard S. Henderson
Richard S. Henderson
President and Director

Date: July 12, 2011
By:
/s/ Tan Yee Hean
Tan Yee Hean
Director